EXHIBIT 99.1

                                                     333 Clay Street, Suite 4620
                                                            Houston, Texas 77002
                                                           Phone: (713) 652-0582
                                                             Fax: (713) 652-0499

                                                                 Cindy B. Taylor
                                                                     President &
                                                         Chief Executive Officer





                                             November 30, 2007

Douglas E. Swanson
Chairman of the Board of Boots & Coots
 International Well Control
1104 Potomac
Houston, Texas 77057

Dear Doug:

     By way of this letter, please let this written communication serve as my resignation, effective immediately, from the Board of Directors of Boots & Coots International Well Control (the "Board"). I have very much enjoyed my tenure on the Board and leave with no issues or disputes with management or the other Board members. My decision to resign is based upon the potential future conflicts that may arise given Boots & Coots entry into the rental equipment business.

                                             Sincerely,

                                             /s/ Cindy B. Taylor

                                             Cindy B. Taylor

CBT/blt

cc:    Jerry Winchester - Boots & Coots
        International Well Control, Inc.